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                                                                    EXHIBIT 4.50

                                                                  EXECUTION COPY

                               FIFTEENTH AMENDMENT

            FIFTEENTH AMENDMENT, dated as of August 30, 2001 (this "Amendment"), to the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "Senior Loan Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "Company"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager, and LEHMAN COMMERCIAL PAPER INC., as syndication agent and as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Company has requested that the Lenders amend certain provisions of the Senior Loan Agreement; and

            WHEREAS, the Lenders have agreed to amend the Senior Loan Agreement, but only upon the terms and subject to the conditions set forth below;

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company, the Lenders and the Agents hereby agree as follows:

            1. Definitions. All terms defined in the Senior Loan Agreement shall have such defined meanings when used herein unless otherwise defined herein.

            2. Amendment of Section 1.1 (Defined Terms). Section 1.1 of the Senior Loan Agreement is hereby amended to add the following new definitions in appropriate alphabetical order:

            ""ANC Liberty Agreement": the Agreement, dated as of August 30, 2001, between Liberty and the Company, as such agreement is amended or supplemented, provided that amendments or supplements which are more restrictive, taken as a whole, with respect to dividend and other payment restrictions, than those contained in such agreement as in effect on the date hereof shall require the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

            "Fifteenth Amendment": the Fifteenth Amendment, dated as of August 30, 2001, to this Agreement.".

            3. Amendment of Definition of "Permitted Liens". The definition of "Permitted Liens" is hereby amended by (a) deleting the word "and" at the end of paragraph (x) thereof, (b) deleting the period at the end of paragraph (y) thereof and substituting in lieu thereof a semicolon and (c) adding the following new paragraphs (z) and (aa) at the end thereof:

                  "(z) Liens purported to be created pursuant to the General
            Agreements of Indemnity and Commercial Surety, issued by the Borrower, as "Indemnitor", in favor of Liberty, on each of August 4, 2000 and October 1, 2000; and

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                  (aa) Liens to secure working capital Indebtedness of National
            Car Rental (Canada) Inc. to Bank of Montreal (or its successors) in an amount not to exceed 25,000,000 Canadian Dollars.".

            4. Amendment of Section 5.7 (Notices). Section 5.7 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end clause (d) thereof, (ii) deleting the period at the end of clause (e) thereof and substituting in lieu thereof "; and" and (iii) adding the following new clause
(f) at the end thereof:

            "(f) any Event of Default under and as defined in the ANC Liberty Agreement.".

            5. Amendment of Section 6.5 (Asset Sales). Section 6.5 of the Senior Loan Agreement is hereby amended by inserting immediately before clause (w) in the second sentence thereof the following new clause (v):

            "(v) such Net Proceeds in an aggregate amount not to exceed $15,000,000 resulting from the sale of real property of the Company or any of its Subsidiaries (other than pursuant to the Real Estate Transactions) in an amount equal to the letter of credit or letters of credit issued under the New Credit Facility or cash collateral posted in favor of Liberty, American International Group ("AIG") or Royal Indemnity Company ("Royal") or their respective designees (the "Liberty Letter of Credit") in respect of the excess liability coverage program, deductible incurred and / or the premium bonds issued on or after the effective date of the Fifteenth Amendment to AIG and to Royal, as the case may be, provided that
      (x) the Liberty Letter of Credit is outstanding or such collateral is posted at the time of the sale of any such real property and (y) such Net Proceeds are reinvested in the Company's business by being used for working capital purposes of the Company and its Subsidiaries or to permanently repay debt under the New Credit Facility as a result of such asset sale, or any presently existing debt with predetermined repayment dates listed on Schedule I to the Fifteenth Amendment, or the Eurodollar notes listed on Schedule I to the Fifteenth Amendment.".

            6. Amendment of Section 6.7 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries). Section 6.7 of the Senior Loan Agreement is hereby amended by (a) deleting the word "and" at the end clause (xiv) thereof, (b) deleting the period at the end of clause (xv) thereof and substituting in lieu thereof "; and" and (c) adding the following new clause (xvi) at the end thereof:

            "(xvi) encumbrances or restrictions arising under the ANC Liberty Agreement.".

            7. Representations; No Default. On and as of the date hereof, and after giving effect to this Amendment, (a) the Company certifies that no Default or Event of Default has occurred or is continuing, and (b) the Company confirms, reaffirms and restates that the representations and warranties set forth in
Section 3 of the Senior Loan Agreement and in the other Loan Documents are true and correct in all material respects, provided that the references to the Senior Loan Agreement therein shall be deemed to be references to this Amendment and to the Senior Loan Agreement as amended by this Amendment.

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            8. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of the following:

            (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Company;

            (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit B hereto, from Lenders whose consent is required pursuant to Section 9.1 of the Senior Loan Agreement; and

            (c) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Company.

            9. Limited Amendment. Except as expressly amended herein, the Senior Loan Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Senior Loan Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Senior Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

            10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                          ANC RENTAL CORPORATION

                                          By: /s/ Howard D. Schwartz
                                              ----------------------------------
                                              Name:  Howard D. Schwartz
                                              Title: Sr. Vice President


                                          LEHMAN COMMERCIAL PAPER INC.,
                                          as Administrative Agent

                                          By: /s/ G. Andrew Keith
                                              ----------------------------------
                                              Name:  G. Andrew Keith
                                              Title: Authorized Signatory

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                           ACKNOWLEDGMENT AND CONSENT

            Each of the undersigned parties to the Subsidiary Guarantee, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Senior Loan Agreement and (b) acknowledges and agrees that the guarantees contained in the Subsidiary Guarantee and in the other Loan Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Senior Loan Agreement.

                              ALAMO RENT-A-CAR (CANADA), INC.
                              LIABILITY MANAGEMENT COMPANIES HOLDING, INC.
                              NATIONAL CAR RENTAL LICENSING, INC.
                              NATIONAL CAR RENTAL SYSTEM, INC.
                              REPUBLIC GUY SALMON PARTNER, INC.
                              REPUBLIC INDUSTRIES AUTOMOTIVE
                              RENTAL GROUP (BELGIUM) INC.
                              SPIRIT RENT-A-CAR, INC.
                              ALAMO RENT-A-CAR MANAGEMENT, LP
                                   By: ARC-GP, Inc., its general partner
                              ANC COLLECTOR CORPORATION
                              ANC FINANCIAL, LP
                                   By: ANC Financial GP Corporation, its general
                                       partner
                              ARC-GP, INC.
                              ARC-TM, INC.
                              NCR AFFILIATE SERVICER, INC.
                              NCRAS MANAGEMENT, LP
                                   By:  NCRAS-GP, Inc., its general partner
                              NCRAS-GP, INC.
                              SRAC MANAGEMENT, LP
                                   By:  SRAC-GP, Inc., its general partner
                              SRAC-GP, INC.
                              SRAC-TM, INC.

                              By: /s/ Leland F. Wilson
                                  ---------------------------------------------
                                  Name:  Leland F. Wilson
                                  Title: Vice President & Treasurer


                              ALAMO RENT-A-CAR, LLC

                              By: /s/ Kathleen W. Lyle
                                  ---------------------------------------------
                                  Name:  Kathleen W. Lyle
                                  Title: Sr. Vice President and Treasurer


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                            ANC FINANCIAL CORPORATION
                            ANC FINANCIAL PROPERTIES LLC
                            ANC INFORMATION TECHNOLOGY HOLDING, INC.
                            ANC INFORMATION TECHNOLOGY, INC.
                            ANC INFORMATION TECHNOLOGY, L.P.
                                 By: ANC INFORMATION TECHNOLOGY,
                                     INC., its general partner
                            ANC IT COLLECTOR CORPORATION
                            ARC-TM PROPERTIES LLC
                            NCR AFFILIATE SERVICER PROPERTIES, LLC

                            By: /s/ Leland F. Wilson
                                ---------------------------------------
                                Name:  Leland F. Wilson
                                Title: Vice President and Treasurer

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                                                                       EXHIBIT A
                                                          to Fifteenth Amendment

                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                   AMENDED AND RESTATED SENIOR LOAN AGREEMENT
                            DATED AS OF JUNE 30, 2000

To:  Lehman Commercial Paper Inc.
     3 World Financial Center
     New York, New York  10285

Ladies and Gentlemen:

            Reference is made to the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (the "Senior Loan Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "Company"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Senior Loan Agreement are used herein as therein defined.

            The Company has requested that the Lenders consent to amend the Senior Loan Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "Amendment").

            Pursuant to Section 9.1 of the Senior Loan Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

                                            Very truly yours,

                                            ____________________________________
                                            (NAME OF LENDER)


                                            By: ________________________________
                                                Name:
                                                Title:

Dated as of ____________ __, 2001